SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 15, 2000



                           TOP AIR MANUFACTURING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Iowa
                 (State or Other Jurisdiction of Incorporation)


       0-10571                                          42-1155462
(Commission File Number)                    (I.R.S. Employer Identification No.)

317 Savannah Park Road, Cedar Falls, Iowa                 50613
(Address of Principal Executive Offices)                (Zip Code)

                                 (319) 268-0473
              (Registrant's Telephone Number, Including Area Code)

                              ---------------------

Item 5.  Other Events.

         Pursuant to an agreement reached by Top Air Manufacturing, Inc. (the "Company") with its secured bank lender (the "Bank"), the Company has transferred all of its remaining assets to the Bank.

         As previously reported, all operations of the Company ceased following actions taken by the Bank resulting in the inability of the Company to utilize its internally generated cash to fund its operations. Under the circumstances, it was determined that the orderly liquidation of the Company was in the best interest of the Company's creditors and shareholders. The turnover of the Company's assets, which secured the Company's indebtedness to the Bank, was in furtherance of the Company's objective to provide for an orderly liquidation of its assets.

         The Company does not believe that the proceeds from the liquidation of its assets, substantially all of which collateralizes the Company's indebtedness to the Bank, will be sufficient to satisfy its indebtedness to the Bank. Accordingly, the Company has concluded that there will not be any liquidation proceeds available for distribution to the holders of the Company's Common Stock. Therefore, the Company believes its Common Stock is without value.

         On December 14, 2000, the Company issued a press release announcing that the American Stock Exchange (the "AMEX") has filed an application with the Securities and Exchange Commission to "strike the Company's Common Stock from listing and registration on the Exchange." The Company has informed the AMEX that it does not intend to appeal the determination of the AMEX to delist the Company's Common Stock. A copy of the December 14th press release issued by the Company is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits.

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 99.1  Press Release issued by the Company on December 14, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 15, 2000

                                   TOP AIR MANUFACTURING, INC.


                                   By:   /s/ Steven R. Lind
                                        ----------------------------------------
                                        Steven R. Lind
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number            Description

99.1              Press Release issued by the Company on December 14, 2000.